                                                                    EXHIBIT 10.6

                       SECOND AMENDMENT TO LOAN AGREEMENT

         This Second Amendment to Loan Agreement is made as of the 25th day of January, 1999 by and between

         Galileo Corporation, a Delaware corporation, with its principal place of business at Galileo Park, Sturbridge, Worcester County, Massachusetts (the "Borrower"); and

         BankBoston, N.A., a national banking association having its principal offices at 100 Federal Street, Boston, Massachusetts (the "Bank")

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

                                   WITNESSETH

         WHEREAS, the Borrower and the Bank have entered into a Loan Agreement dated as of January 27, 1998, as amended by a First Amendment to Loan Agreement dated as of August 21, 1998 (as amended and in effect, the "Loan Agreement"); and

         WHEREAS, certain Events of Default have arisen under the Loan Agreement and the Borrower has requested the Bank to amend the Loan Agreement and to forbear from exercising its rights and remedies as a result of the existence of such Events of Default; and

         WHEREAS, the Bank is willing to forbear from exercising its rights and remedies as a result of the existence of the Events of Default and to amend the Loan Agreement on the terms set forth herein.

         NOW THEREFORE, it is hereby agreed as follows:

1. DEFINITIONS: All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Loan Agreement.

2. AMENDMENT TO SECTION 1. The provisions of Section 1.1 of the Loan Agreement are hereby amended

       a. by deleting the definition of "Adjusted Interest Coverage Ratio" in its entirety.

       b. by deleting the definition of "Current Ratio" in its entirety and substituting the following in its stead:

                           CURRENT RATIO. At any time of determination, the ratio of (x) Consolidated Current Assets to (y) Consolidated Current Liabilities (exclusive of such portion of the Obligations as may be properly classified as current liabilities in accordance with generally accepted accounting principles).

       c. by amending the definition of "Indebtedness" by deleting the words "other than accounts payable and accrued expenses arising in the ordinary course of business" appearing in clause (i) of such definition and substituting the words "including accounts payable and accrued expenses arising in the ordinary course of business" in their stead.

       d. by amending the definition of "Maximum Commitment" to read "THIRTEEN MILLION and 00/100 DOLLARS ($13,000,000.00) through June 30, 1999, and SIX MILLION and 00/100 DOLLARS ($6,000,000.00) from and after July 1, 1999, subject to reduction in each case as provided in Section 2.1(b) hereof."


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

       e. by amending the definition of "Maturity Date" to read "October 31, 2000".

       f.         by adding the following new definitions:

                           APPROVED SALE. The sale of the Sturbridge Property for a purchase price and on terms substantially as set forth in the offer dated December 8, 1998 from IRE-POLUS Group.

                           OCF II. At any time of determination, an amount equal to (i) Consolidated EBITDA, PLUS OR MINUS (ii) Consolidated Working Capital Changes, MINUS (iii) cash payments for all income taxes made during such period MINUS (iv) capital expenditures made, and paid in cash, by the BORROWER during such period, all as determined in accordance with generally accepted accounting principles.

                           STURBRIDGE PROPERTY. The real property owned by the Borrower and known as Galileo Park, Sturbridge, Massachusetts and ancillary parcels thereto and the telecommunications assets of the Borrower.

3. AMENDMENTS TO SECTION 2. The provisions of Section 2 of the Loan Agreement are hereby amended

       a. by deleting the provisions of Section 2.1 in its entirety and substituting the following in its stead:

                           2.1 THE LOAN. (a) Subject to the terms and conditions hereof, the BANK will make available to the BORROWER Loans in the aggregate amount outstanding of up to the Maximum Commitment evidenced by a THIRTEEN MILLION and 00/100 DOLLAR note ("Note") with interest payable monthly at the aggregate of the Base Rate plus two percent (2%) per annum. During the Revolving Credit Period, the BORROWER may borrow, prepay, and reborrow pursuant to this Agreement. The entire outstanding balance of the Loan shall be paid in full on the Maturity Date.

                           (b) The Borrower shall make a prepayment of the Obligations in an amount equal to 100% of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries from any Asset Sale. Upon any such Asset Sale, subject to the final sentence of this Section 2.1(b), the Maximum Commitment will be reduced by an amount equal to such Net Cash Proceeds. Any reduction of the Maximum Commitment may not be reinstated. Notwithstanding the foregoing,

                           (i) provided that no Event of Default then exists or
would arise therefrom, the Borrower shall not be obligated to reduce the Maximum Commitment by Five Hundred Thousand Dollars ($500,000.00) of Net Cash Proceeds from the sale of the Sturbridge Property in an Approved Sale (the Maximum Commitment being reduced by all Net Cash Proceeds in excess of such amount); and

                           (ii) The Maximum Commitment of $6,000,000.00
effective from and after July 1, 1999 shall be reduced by Net Cash Proceeds from Asset Sales occurring prior to that date only to the extent that such Net Cash Proceeds, together with any Maximum Commitment reductions from other sources prior to July 1, 1999, exceeded $7,000,000.00 in the aggregate.

       b.         by adding the following new subsection at the end of Section
2.5:

                           f) An amendment fee in connection with the Second Amendment to this Agreement in the sum of $200,000.00. Such amendment fee shall be paid in


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

                           four installments, each in the sum of $50,000.00, payable quarterly, with the first such payment to be made within seven (7) days after the effective date of the Second Amendment to this Agreement and the additional installments payable on April 30, 1999, July 31, 1999, and October 31, 1999. The full amount of the amendment fee shall be fully earned upon the execution of the Second Amendment to this Agreement and, except as set forth in the following sentence, shall not be subject to refund or rebate under any circumstances. Notwithstanding the foregoing, (1) if
                           (x) all Obligations have been reduced to SIX MILLION DOLLARS ($6,000,000.00) on or before July 1, 1999, and (y) the ratio of the outstanding Obligations to the orderly liquidation value (as reasonably determined by the BANK) of the Collateral is not greater than 0.60:1.00. as of July 1, 1999 and/or October 1, 1999, and (z) no Event of Default has arisen after the date of the Second Amendment to this Agreement as a result of which the BANK has accelerated the time for payment of the Obligations and commenced the exercise of its remedies upon default, the required amendment fee due in connection with the Second Amendment on July 31, 1999 and/or October 31, 1999 (or either of those dates if the foregoing conditions are met on one but not both dates) shall be reduced to $25,000.00, or (2) (A) if no Event of Default has arisen after the date of the Second Amendment to this Agreement as a result of which the BANK has accelerated the time for payment of the Obligations and commenced the exercise of its remedies upon default and (B) all Obligations are paid in full before July 1, 1999, and (C) all obligations to BancBoston Leasing Inc. under a Master Lease Agreement dated March 20, 1998 and all Schedules thereto are paid in full before July 1, 1999, the BANK will waive payment of the installments of the amendment fee due on July 31, 1999 and October 31, 1999.

       c. by deleting the provisions of Section 2.6 in their entirety and substituting the following in its stead:

                           2.6 INTEREST RATE AND PAYMENTS OF INTEREST. Each Base Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the aggregate of the Base Rate plus two percent (2%), which rate shall change contemporaneously with any change in the Base Rate. Interest shall be payable monthly in arrears on the first day of each month.

4. AMENDMENTS TO SECTION 5. The provisions of Section 5 of the Loan Agreement are hereby amended

       a. by deleting the provisions of Section 5.8 in their entirety and substituting the following in its stead:

                           5.8. CURRENT RATIO. The BORROWER and its Subsidiaries will maintain a Current Ratio of no less than 1.50:1.00 as of the end of each month.

       b. by deleting the provisions of Section 5.9 in their entirety and substituting the following in its stead:

                                    5.9 RATIO OF INDEBTEDNESS TO CONSOLIDATED
                                    TANGIBLE NET WORTH. The BORROWER and its
                                    Subsidiaries will maintain a ratio of
                                    Indebtedness to Consolidated Tangible Net
                                    Worth of no more than the following as of the end of each of the quarters indicated:

                                      ------------------   -------------
                                      Quarter Ending       Maximum Ratio
                                      ------------------   -------------
                                      March 31, 1999       2.00:1.00
                                      ------------------   -------------


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
                                      ------------------   -------------
                                      June 30, 1999        1.50:1.00
                                      ------------------   -------------
                                      September 30, 1999   1.25:1.00
                                      ------------------   -------------
                                      December 31, 1999    1.25:1.00
                                      ------------------   -------------
                                      March 31, 2000       1.25:1.00
                                      ------------------   -------------
                                      June 30, 2000        1.25:1.00
                                      ------------------   -------------
                                      September 30, 2000   1.25:1.00
                                      ------------------   -------------




       c. by deleting the provisions of Section 5.10 in their entirety and substituting the following in its stead:

                           5.10 INTEREST COVERAGE RATIO. The BORROWER and its Subsidiaries shall achieve an Interest Coverage Ratio of at least (i) 1.25:1.00 for the fiscal quarter ending June 30, 1999, and (ii) 3.00:1.00 for each fiscal quarter thereafter beginning with the fiscal quarter ending September 30, 1999.

       d. by deleting the provisions of Section 5.11 in their entirety and substituting the following in their stead:

                           5.11 LIMITATIONS ON CAPITAL EXPENDITURES. The BORROWER and its Subsidiaries shall not make or incur capital expenditures in excess of the following amounts in the aggregate in the following fiscal quarters:

                                      ------------------    ---------------
                                      Quarter Ending        Maximum Capital
                                                            Expenditures
                                      ------------------    ---------------
                                      March 31, 1999        $1,340,000.00
                                      ------------------    ---------------
                                      June 30, 1999         $1,570,000.00
                                      ------------------    ---------------
                                      September 30, 1999    $1,504,000.00
                                      ------------------    ---------------
                                      December 31, 1999     $  775,000.00
                                      ------------------    ---------------
                                      March 31, 2000        $  605,000.00
                                      ------------------    ---------------
                                      June 30, 2000         $  635,000.00
                                      ------------------    ---------------
                                      September 30, 2000    $  635,000.00
                                      ------------------    ---------------


       e. by deleting the provisions of Section 5.13 in their entirety and substituting the following in its stead:

                           5.13 CONSOLIDATED NET INCOME. The BORROWER and its Subsidiaries shall achieve Consolidated Net Income (before taxes and excluding any extraordinary gains and extraordinary losses which would otherwise be included in the calculation of Consolidated Net Income), for each month commencing with the month ending January 31, 1999 equal to or greater than the amounts set forth below:


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



                           -----------------------------   -------------------------------------------------
                           Month Ending                    Minimum Consolidated Net Income "( )" means loss
                           -----------------------------   -------------------------------------------------
                           January 31, 1999                ($200,000.00)
                           -----------------------------   -------------------------------------------------
                           February 28, 1999               ($200,000.00)
                           -----------------------------   -------------------------------------------------
                           March 31, 1999                  ($100,000.00)
                           -----------------------------   -------------------------------------------------
                           April 30, 1999 and each month
                           end thereafter                  $1.00
                           -----------------------------   -------------------------------------------------



       f.         by deleting the provisions of Section 5.14 in their entirety.

       g. by deleting the provisions of Section 5.17 in their entirety and substituting the following in its stead:

                           5.17 PROCEEDS OF COLLATERAL. The BORROWER and its Subsidiaries have previously established a lock box with the BANK. All proceeds of the Collateral shall continue to be directed to the lockbox, and shall be deposited into the BORROWER'S operating account maintained with the BANK until the occurrence of an Event of Default, at which time the BANK may apply the proceeds in the lockbox daily to the Obligations.

       h.         by adding the following new sections to the Loan Agreement:

                           5.19 COMMERCIAL FINANCE EXAMS/APPRAISAL. The BORROWER will cooperate with the BANK and permit the BANK to undertake (at the expense of the BORROWER) commercial finance examinations at such times as the BANK determines; provided that the BORROWER shall not be responsible for the cost of more than one commercial finance examinations in any four (4) month period unless an Event of Default exists (in which event the BORROWER shall be responsible for all such expenses incurred by the BANK). If the Sturbridge Property has not been sold as of July 1, 1999, the BANK may arrange for an appraisal of such property at the BORROWER'S expense. All commercial finance exams and appraisals shall be in form and substance satisfactory to the BANK.

                           5.20 OCF II. The BORROWER and its Subsidiaries shall achieve OCF II for each of the following fiscal quarters equal to or greater than the following amounts:

                              ------------------------------------    ---------------
                              Fiscal Quarter Ending                   Minimum OCF II
                              ------------------------------------    ---------------
                              ------------------------------------    ---------------
                              March 31, 1999                          ($3,750,000.00)
                              ------------------------------------    ---------------
                              ------------------------------------    ---------------
                              June 30, 1999                           ($1,750,000.00)
                              ------------------------------------    ---------------
                              ------------------------------------    ---------------
                              September 30, 1999                       $200,000.00
                              ------------------------------------    ---------------
                              ------------------------------------    ---------------
                              December 31, 1999 and each month end
                              thereafter                               $500,000.00
                              ------------------------------------    ---------------


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

5.       AMENDMENTS TO SECTION 6.   The provisions of Section 6 of the Loan
         Agreement are hereby amended

       a.         by adding the following clause to Section 6.1:

                           g) Capital Leases entered into by Optical Filter Corporation in an amount not to exceed $2,800,000.00 in the aggregate.

       b. by deleting the provisions of Section 6.4(vi) in their entirety and substituting the following in their stead:

                           (vi) Sell the Sturbridge Property in the Approved Sale (upon which sale and the receipt of the Net Cash Proceeds to which the BANK is entitled hereunder, the BANK will release its mortgage liens on the Sturbridge Property so sold).

       c.         by  adding the following at the end of Section 6.5 of the Loan
                  Agreement:

                           (other than the sale and leaseback of a portion of the Sturbridge Property in connection with the Approved Sale on terms reasonably satisfactory to the
                           BANK).

       d.         by adding the following new section:

                  6.6 DIVIDENDS AND DISTRIBUTIONS. The Borrower shall not: declare or pay any dividend on or in respect of any shares of any class of capital stock of the Borrower; purchase, redeem or otherwise retire any shares of any class of capital stock of the Borrower, directly or indirectly by the Borrower, through a Subsidiary or otherwise; return capital by the Borrower to its shareholders; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower.

6. CONDITIONS TO EFFECTIVENESS. This Second Amendment to Loan Agreement shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the BANK:

       a. This Second Amendment to Loan Agreement shall have been duly executed and delivered by the BORROWER, the Guarantors and the BANK, and shall be in full force and effect. The BANK shall have received a fully executed copy hereof and of each other document required hereunder.

       b. All action on the part of the BORROWER and the Guarantors necessary for the valid execution, delivery and performance by the BORROWER of this Second Amendment to Loan Agreement shall have been duly and effectively taken. The BANK shall have received from each of the BORROWER and Guarantors, true copies of their respective certificates of the resolutions adopted by their respective boards of directors authorizing the transactions described herein, each certified by their respective secretaries as of a recent date to be true and complete.



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

       c. The BORROWER shall have received additional equity proceeds from Andlinger Trust XIII LLC in the sum of at least $6,000,000.00 substantially on the terms set forth in the December 22, 1998 Securities Purchase Agreement, a copy of which has been furnished the BANK.

       d. The Obligations due to the BANK shall have been reduced to no more than the principal sum of $13,000,000.00.

       e. The BANK shall have received a list of all customers of the BORROWER and its domestic Subsidiaries (including, without limitation, all names, addresses, contact persons and telephone numbers).

       f. The BANK shall have received opinions of counsel to each of the BORROWER and Guarantors satisfactory to the BANK and the BANK's counsel.

       g. No Default or Event of Default shall have occurred and be continuing.

       h. The Borrowers and Guarantors shall have provided such additional instruments and documents to the BANK as the BANK and its counsel may have reasonably requested.

7.     MISCELLANEOUS.

       a. In the event that the BORROWER pays all Obligations in full, all obligations to BancBoston Leasing Inc. under a Master Lease Agreement dated March 20, 1998 and all Schedules thereto shall become immediately due and payable (notwithstanding any contrary payment provisions in those documents) and the BORROWER shall contemporaneously with such payment to the BANK repay all obligations of BancBoston Leasing Inc. thereunder.

       b. Except as provided herein, all terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect. All collateral previously or hereafter granted to secure the Obligations and the Guaranties shall continue to secure the Obligations, as amended by this Second Amendment to Loan Agreement. The BORROWER and the Guarantors hereby ratify, confirm, and reaffirm all of the representations, warranties and covenants therein contained (except to the extent that such representations and warranties expressly relate to an earlier date or as set forth on Schedule I attached hereto). The BORROWER and the Guarantors further acknowledge and agree that none of them have any offsets, defenses, or counterclaims against the BANK under the Loan Agreement or the other Loan Documents and, to the extent that the BORROWER or the Guarantors have, or ever had, any such offsets, defenses, or counterclaims, the BORROWER and the Guarantors each hereby waive and release the same.

       c. The BANK hereby agrees to forbear from exercising its rights and remedies as a result of the existence of any Defaults or Events of Default existing prior to the date hereof under Sections 4.14, 5.1, 5.4, 5.8, 5.10, 5.11, 5.13, 5.14 and 7(n) (only insofar as such section relates to defaults under Paragraphs 14, 16.1(d)(insofar as it relates to Paragraphs 14 and 16.1(i) thereof) and 16.1(i)(insofar as it relates to events of default under the Loan Agreement) of a Master Lease Agreement dated March 20, 1998 between the BORROWER and BancBoston Leasing Inc.) of the Loan Agreement until the earlier of the Maturity Date or the occurrence of any additional Event of Default under the Loan Agreement. This agreement to forbear is not a waiver of any Defaults or Events of Default which hereafter arise under such Sections of the Loan Agreement, as amended


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
hereby.

       d. Within seven days after the effective date of this Amendment, the BORROWER shall pay all costs and expenses incurred by the BANK in connection with this Second Amendment, including, without limitation, all reasonable attorneys' fees and expenses, commercial finance examination fees, appraisal fees, consultant's fees, and all reasonable travel expenses incurred by the BANK.

       e. This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, each shall be an original, and all of which together shall constitute one instrument.

       f. This Second Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and their seals to be hereto affixed as the date first above written.

                                              "BORROWER"
                                         GALILEO CORPORATION

                                         By: /s/ Josef W. Rokus
                                             --------------------------
                                             Name: Josef W. Rokus
                                             Title: Vice President

                                         "GUARANTORS"
                                         LEISEGANG MEDICAL, INC.


                                         By: /s/ Josef W. Rokus
                                             --------------------------
                                             Name: Josef W. Rokus
                                             Title: Secretary

                                         OPTICAL FILTER CORPORATION

                                         By: /s/ Josef W. Rokus
                                             --------------------------
                                             Name: Josef W. Rokus
                                             Title: Secretary


                                         "BANK"
                                         BANKBOSTON, N.A.



                                         By: /s/ Corinne M. Barrett
                                             --------------------------
                                             Name: Corinne M. Barrett
                                             Title: Vice President


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